UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Bravo Brio Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)

Ohio	34-1566328
(State of incorporation or organization)	(IRS Employer Identification No.)

777 Goodale Boulevard, Suite 100
Columbus, Ohio	43212
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Shares, no par value per share	The NASDAQ Stock Market LLC
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐
Securities Act registration statement file number to which this form relates: 333-167951
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     For a description of the common shares, no par value per share, of Bravo Brio Restaurant Group, Inc. (the “Registrant”), reference is made to the information set forth in the section titled “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-167951) initially filed with the Securities and Exchange Commission (the “SEC”) on July 2, 2010, including exhibits, as well as any amendments to such Registration Statement filed subsequent thereto. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.
Item 2. Exhibits.
     In accordance with the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith because no other securities of the Registrant are registered on the NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BRAVO BRIO RESTAURANT GROUP, INC.
By:	/s/ James J. O’Connor
	Name:	James J. O’Connor
	Title:	Chief Financial Officer, Treasurer and Secretary

Date: October 20, 2010